 THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co.., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                                               $______________________

NUMBER ___________                                                                CUSIP _________________

BANK OF AMERICA CORPORATION
SUBORDINATED INTERNOTE
(Floating Rate)

ISSUE DATE:                                                                                                                    BASE RATE:
STATED MATURITY DATE:                                                                                                 (check one)
                                                                                                                                                       ___Federal Funds Rate
INITIAL INTEREST RATE:                                                                                                      ___LIBOR ____________
INDEX MATURITY FOR INITIAL                                                                                          ___Prime Rate
INTEREST RATE (IF DIFFERENT):                                                                                         ___Treasury Rate
INDEX MATURITY:                                                                                                                  ___Other:________________
INDEX MATURITY FOR FINAL                                                                                                               ________________
    INTEREST PAYMENT PERIOD                                                                                                              ________________
    (IF DIFFERENT):
SPREAD:
SPREAD MULTIPLIER:
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:
INTEREST PAYMENT DATES:
INTEREST RESET DATES:
INTEREST RESET PERIOD:
CALCULATION AGENT:
ADDITIONAL TERMS:
ISSUE PRICE (expressed as a percentage
aggregate principal amount):
          ____________%

REDEMPTION RIGHT: [ ] Yes (If yes, the Corporation has the right to redeem this Note on any Interest Payment Date after __________________)

REPAYMENT RIGHT: [ ] Yes (If yes, the holder of this Note has the right to the repayment of this Note on any Interest Payment Date after __________________)

SURVIVOR'S OPTION: [ ] Yes (If yes, the attached Survivor's Option Rider is incorporated into this Note)

MINIMUM DENOMINATION: $_________________________________________ ($1,000 or as specified in the pricing supplement)

        BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal sum of ____________________________________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date). The Corporation also promises to pay interest on such principal amount at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, until the principal hereof is paid or duly made available for payment. The Corporation will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date succeeding the Issue Date specified above, and shall be payable on each subsequent Interest Payment Date and at Maturity (the "Maturity Date").

       The term "Maturity," when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, or prepayment at the holder's option or otherwise.

        Interest on this Note will accrue from the Issue Date until the principal amount is paid or duly provided for and will be computed as hereinafter described. Interest payable on this Note on any Interest Payment Date or on the Maturity Date will include interest accrued from and including the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Issue Date specified above if no interest has been paid or duly provided for, as the case may be) to, but excluding, such Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date falls on a day that is not a Business Day (as defined below), interest payable with respect to such Interest Payment Date will be paid on the next Business Day with the same force and effect as if paid on such Interest Payment Date, and no additional interest shall accrue as a result of such delayed payment, except that if the Base Rate specified above is LIBOR, if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next Business Day with the same force and effect as if paid on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date that is the fifteenth calendar day immediately preceding the Interest Payment Date, whether or not a Business Day (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business at Maturity. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Indenture. "Business Day" means any weekday that is not a legal

                                                                                 2

holiday in New York, New York, Charlotte, North Carolina and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed. "Business Day" also means, with respect to Notes denominated in LIBOR, a London Banking Day. A "London Banking Day" is any day on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

         The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

       For both this Note and Notes issued in certificated form, the payment of principal of, premium (if any), accrued interest, and any other amounts due on or after the Maturity Date will be made only upon the presentation and surrender of such Note at the office of the Trustee or successor thereof, and with respect to this Note, in accordance with the procedures of DTC.

       References herein to "U.S. dollars," "U.S.$," or "$" are to the coin or currency of the United States at the time of payment is legal tender for the payment of public and private debts.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                                                                    3

         IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                                           BANK OF AMERICA CORPORATION

                                                                          By:________________________________
[SEAL]                                                              Title: Senior Vice President
ATTEST:

____________________________
Assistant Secretary

                                                                                    4

Certificate of Authentication

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________

                                                                            THE BANK OF NEW YORK,
                                                                            as Trustee and Authenticating Agent

                                                                            By:___________________________
                                                                                      Authorized Signatory

                                                                                     5

[Reverse of Note]

BANK OF AMERICA CORPORATION
SUBORDINATED INTERNOTE
(Floating Rate)

             SECTION 1.   General. This Note is one of a duly authorized series of unsecured notes of the Corporation designated as "Bank of America Corporation Subordinated InterNotes" (the "Notes"), issued and to be issued under an Amended and Restated Subordinated Indenture dated as of July 1, 2001 (the "Indenture"), between the Corporation and The Bank of New York, (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York also serves as Note Registrar and as Paying Agent in connection with the Notes. The amount of the series of Notes may be increased at any time. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

           THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE HEREOF, AGREES TO, AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

          SECTION 2.  Interest Rate Calculations.

           (a) General. As set forth above, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate"); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.

           The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) LIBOR, (iii) the prime rate, (iv) the treasury rate, or (v) such other rate as is described on the face hereof and on a rider to this Note.

           Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the "Base Rate") and Index Maturity, each as specified above, (i) plus or minus the Spread, if any, specified above or (ii) multiplied by the Spread Multiplier, if any, specified above. The interest rate in effect during an Interest Reset Period will be the rate determined on the calculation date by reference to the Interest Determination Date (as determined in the next paragraph).
                                                                                        6

        The "calculation date" pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified above computes the amount of interest owed on this Note for the related Interest Reset Period. The "calculation date" will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.

        The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, as specified above, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified above, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. If any Interest Reset Date otherwise would be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified above is LIBOR and if such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         The "Interest Determination Date" with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date. The "Interest Determination Date" with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date. The "Interest Determination Date" with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of this Note normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related "Interest Determination Date" shall be such preceding Friday.

          For a Note whose interest rate is determined by reference to two or more Base Rates, the "Interest Determination Date" shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.

         Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated herein, the accrued interest factor will be computed and interest will be paid as follows:

(1) for interest based on the federal funds rate, LIBOR, the prime rate, or any other floating rate other than the treasury rate (as defined below), the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

                                                                        7

(2) for interest based on the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect to that day by 365 or 366, as applicable.

           All dollar amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent with one-half cent being rounded upward. Unless otherwise specified herein, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

           (b) Determination of LIBOR.

           (i) On each Interest Determination Date, the Calculation Agent will determine LIBOR as follows:

                  (A) If "LIBOR Telerate" is specified on the face of this Note, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity described on the face of this Note commencing on the related Interest Reset Date, as that rate appears on the designated LIBOR page as of 11:00 A.M., London time, on that Interest Determination Date.

                  (B) If "LIBOR Reuters" is specified on the face of this Note, LIBOR will be the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity described on the face of this Note commencing on the related Interest Reset Date, as the rates appear on the designated LIBOR page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

        If the face of this Note does not specify "LIBOR Telerate" or "LIBOR Reuters," the LIBOR rate will be LIBOR Telerate.

(ii) If "LIBOR Telerate" applies and the rate described above does not appear on that page, or if "LIBOR Reuters" applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, the Calculation Agent will determine LIBOR as follows:
                    (A) The Calculation Agent will select four major banks in the London interbank market. On the Interest Determination Date, those four banks will be requested to provided their offered quotations for deposits in U.S. dollars having an Index Maturity specified on the face of this Note commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

                    (B) If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

                    (C) If fewer than two quotations are provided, the Calculation Agent will select three major banks in New York City. On the Interest Determination Date,

                                                                                8

    those three banks will be requested to provide their offered quotations for loans in U.S. dollars having an Index Maturity specified on the face of this Note commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., London time. The Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

                  (D) If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that Interest Reset Period will remain LIBOR then in effect on the Interest Determination Date.

    (c) Determination of Treasury Rate.

                (i) The "treasury rate" for any Interest Determination Date is the rate set at the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity described on the face of this Note, as specified under the caption "Investment Rate" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56, or page 57 or any other page as may replace page 57.

               (ii) If the rate cannot be determined as described in (c)(i) above, the treasury rate will be determined as follows:

                      (A) If the rate is not displayed on Moneyline Telerate by 3:00 P.M. , New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

                       (B) If the rate referred to in (c)(ii)(A) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the United States Department of the Treasury.

                        (C) If the rated referred to in (c)(ii)(B) above is not announced by the United States Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

                        (D) If the rate referred to in (c)(ii)(C) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the application Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

                         (E) If the rate referred to in (c)(ii)(D) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be rate on the particular Interest Determination Date calculated by the Calculation Agent

                                                                            9

    as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary Untied States government securities dealers, selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

                        (F) If the dealers selected by the Calculation Agent are not quoting as mentioned in (c)(ii)(E) above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

    (iii) The bond equivalent will be calculated using the following formula:

  Bond equivalent   =   ____D x N____ x 100
                             360-(D x M)
where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.
    (iv) "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

    (v) "H.15 Daily Update" means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

           (d) Determination of Federal Funds Rate. The "federal funds rate" for any Interest Determination Date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "Federal Funds (Effective)" and/or displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the specified page on that service ("Telerate Page 120").

            The following procedures will be followed if the federal funds rate cannot be determined as described above:

    (i) If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or such other recognized electronic source for the purposes of displaying the applicable rate, under the caption "Federal Funds (Effective)."

    (ii) If the alternate rate described in (d)(i) above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of

                                                                                 10

    federal funds transactions in New York City, selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on that Interest Determination Date.

    (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in (d)(ii) above, the federal funds rate will be the federal funds rate in effect on that Interest Determination Date.

              (e) Determination of Prime Rate.
    (i) The "prime rate" for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "Bank Prime Loan."

    (ii) The following procedures will be followed if the prime rate cannot be determined as described above:

              (A) If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan."

             (B) If the alternative rate described in (e)(ii)(A) above is not published H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1 (as defined below), as that bank's prime rate or base lending rate as in effect as of 11:00 A.M., New York City time on that Interest Determination Date.

             (C) If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the prime rate will be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the Calculation Agent on the Interest Determination Date.

             (D) If the banks selected by the Calculation Agent are not quoting as described in (d)(ii)(C) above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

    (iii) "Reuters screen US PRIME 1" means the display designated as page "US PRIME 1" on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

                                                                                 11

          (f) Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof.

          (g) The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each calculation date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

           SECTION 3.   No Sinking Fund. This Note is not subject to any sinking fund.

           SECTION 4.   Repayment Right. IF NO REPAYMENT RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a "Repayment Date"). On any Repayment Date this Note shall be repayable in whole or in part in increments of the Minimum Denomination at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee/Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to a Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

          SECTION 5.  Redemption Right. IF NO REDEMPTION RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. If a Redemption Right is granted on the face of this Note, this Note may be redeemed at the option of the Corporation on any Interest Payment Date on and after the date, if any, specified on the face hereof (each, a "Redemption Date"). This Note may be redeemed on any Redemption Date in whole or in part in increments of the Minimum Denomination at the option of the Corporation at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

          SECTION 6.  Defeasance. The provisions of Section 12.05 of the Indenture do not apply to Securities of this Series.

          SECTION 7.  Events of Default. If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE

                                                                                         12

INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

         SECTION 8.   Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of Notes then outstanding under the Indenture and affected thereby, on behalf of the holders of all Notes then outstanding under the Indenture, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No recourse shall be had for the payment of the principal of, premium on (if any), interest, or other amounts payable on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

          SECTION 9.  Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium (if any), interest, and other amounts payable on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          SECTION 10.  Authorized Denominations. This Note is issuable only as a registered Note without coupons in the Minimum Denominations provided on the face of this Note and any integral multiple in excess thereof.

          SECTION 11.  Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Note Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                                                                                       13

         If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: This Note is being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices and voting. Transfer of principal (premium, if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any), interest, and other amounts payable to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Paying Agent and any agent of the Corporation, the Trustee or the Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

         SECTION 12.    Defined Terms. All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 13.   Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

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    ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:
    TEN COM-- as tenants in common
    TEN ENT-- as tenants by the entireties
    JT TEN-- as joint tenants with right of survivorship and not as tenants in common
    UNIF GIFT MIN ACT--......................as Custodian for.........................
                                             (Cust)                                     (Minor)
    Under Uniform Gifts to Minors Act
    .................................
    (State)

                                   Additional abbreviations may also be used though not in the above list.

    _____________________________

    ASSIGNMENT

                         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

    [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
    INCLUDING ZIP CODE OF ASSIGNEE]

    _____________________________________________________________________________

    _____________________________________________________________________________

    _____________________________________________________________________________

    Please Insert Social Security or Other Identifying Number of Assignee: ____________________
    the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

    Dated:_________________________                _________________________________________

    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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    OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned).

           For this Note to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at __________________, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

          If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the Minimum Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of the Minimum Denomination in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_______________________                                   _________________________________
DATE: __________________                                     NOTICE: The signature on this
                                                                                     Option to Elect Repayment must
                                                                                      correspond with the name as written
                                                                                      upon the face of this Note in every
                                                                                      particular, without alteration or
                                                                                      enlargement or any change
                                                                                      whatever.

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SURVIVOR'S OPTION RIDER

           If the Survivor's Option is applicable to this Note, the Representative (defined below) of a deceased beneficial owner of the Note shall be entitled to repayment of such Note following the death of the beneficial owner (a "Survivor's Option"). Unless specifically provided on the face of this Note, the Survivor's Option may not be exercised unless the Note was acquired by the beneficial owner at least six months prior to such election.

           If the Survivor's Option is applicable to this Note, upon the valid exercise of the Survivor's Option, the Corporation shall repay the Note (or portion thereof), properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment, subject to the following limitations:

           (a)  The Corporation may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted by the Corporation from all Representatives of deceased beneficial owners in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all notes issued under the Indenture or the Amended and Restated Subordinated Indenture dated as of July 1, 2001, between the Corporation and the Trustee, as of the end of the most recent calendar year, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, and may limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted by the Corporation from the Representative of any individual deceased beneficial owner of Notes in any calendar year to $250,000, or such greater amount as the Corporation in its sole discretion may determine for any calendar year (the "Individual Put Limitation").

          (b)  The Corporation shall not make principal repayments pursuant to exercises of the Survivor's Option in amounts that are less than $1,000, and the principal amount of such Note remaining Outstanding after repayment pursuant to exercise of the Survivor's Option must be at least $1,000. If, however, the original principal amount of a Note was less than $1,000, the authorized representative of the deceased beneficial owner of such Note may exercise the Survivor's Option, but only for the full principal amount of such Note.

         (c)   Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

         Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted in the order that such Note was received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during such year has exceeded either the Annual Put

                                                                                         17

Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

         In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such note was acquired by the deceased beneficial owner at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial ownership interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's beneficial ownership of such Note, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant's entitlement to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Note. Subject to the Corporation's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

        The death of a person holding a beneficial ownership interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to the deceased person's interest in the Note and only the deceased beneficial owner's percentage interest in the principal amount of the Note will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of such Note for

                                                                                       18

purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

         For purposes of the Survivor's Option, a person shall be deemed to have had a "beneficial ownership interest" in a Note if such person had the right, immediately prior to such person's death, to receive the proceeds from the disposition of such Note, as well as the right to receive payment of the principal of such Note.

        For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

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